                                                                      Exhibit 15

[PRICEWATERHOUSECOOPERS LOGO]

                                                    PricewaterhouseCoopers LLP
                                                    1177 Avenue of the Americas
                                                    New York NY 10036
                                                    Telephone (646) 471 4000
                                                    Facsimile (646) 471 4100


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 13, 2002 on our review of interim financial information of Arch Capital Group Ltd. (issued pursuant to the provisions of Statement of Auditing Standards No. 71) for the period ended September 30, 2002 and included in this quarterly report on Form 10-Q is incorporated by reference in the Registration Statement on Forms S-3 (Registration No. 33-34499 and Registration No. 333-82612) and in the Registration Statements on Forms S-8 (Registration No. 33-99974, Registration No. 333-86145, Registration No. 333-72182 and Registration No. 333-82772).

Very truly yours,


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
November 13, 2002